UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

NORDSON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	0-7977	34-0590250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28601 Clemens Road

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 440-892-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	NDSN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the Company’s Board of Directors recently elected two new members to the Board, Sundaram Nagarajan and Ginger M. Jones. As a matter of good governance, each stood for election at the 2020 Annual Meeting and, as reported below, were elected by shareholders at the 2020 Annual Meeting to the class of directors whose terms expire in 2023. In addition, the Company’s prior CEO and President, Michael F. Hilton, retired effective December 31, 2019, which created a vacancy in the class of directors whose terms expire in 2021. Immediately after the Annual Meeting, the Board reclassified Ginger M. Jones to the class of directors whose terms expire in 2021 as of the date of the Annual Meeting to balance the number of members in each class to a minimum of three directors per class. Ms. Jones will hold office until the expiration of the term of the 2021 class at the Company’s 2021 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. In addition, Ms. Jones was appointed to and agreed to serve on the Audit Committee.

Additionally, following the 2020 Annual Meeting, (i) Mr. Michael J. Merriman, Jr. was re-elected as Chair of the Board, (ii) Ms. Mary Puma was appointed to and agreed to serve as Chair of the Governance & Nominating Committee, (iii) Mr. Lee Banks was appointed to and agreed to serve as Chair of the Compensation Committee, and (iv) Mr. Art George was appointed to and agreed to serve on the Governance & Nominating Committee. Mr. Banks was also appointed to and agreed to serve on the Executive Committee.

A full list of the directors and the term expirations following the 2020 Annual Meeting and the reclassification of Ms. Jones is as follows:

Board of Directors:	Term Expires:
Arthur L. George Jr.	2021
Frank M. Jaehnert	2021
Ginger M. Jones	2021
Victor L. Richey, Jr.	2022
Lee C. Banks	2022
Randolph W. Carson	2022
Michael J. Merriman, Jr., Chair	2023
Mary G. Puma	2023
Joseph P. Keithley	2023
Sundaram Nagarajan	2023

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting held on February 25, 2020, 53,463,179 shares, of the 57,740,521 shares that were outstanding and entitled to vote (92.59%), were represented in person or by proxy, constituting a quorum. The final voting results for each of the proposals submitted to a vote of shareholders at the 2020 Annual Meeting are set forth below.

Proposal 1 – The Company’s shareholders elected Sundaram Nagarajan, Ginger M. Jones, Joseph P. Keithley, Michael J. Merriman, Jr., and Mary G. Puma to the Board of Directors, each to serve until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The votes were cast as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Sundaram Nagarajan	50,009,560	446,547	3,007,072
Ginger M. Jones	50,193,939	262,168	3,007,072
Joseph P. Keithley	49,766,804	689,303	3,007,072
Michael J. Merriman, Jr.	49,968,105	488,002	3,007,072
Mary G. Puma	48,019,622	2,436,485	3,007,072

Proposal 2 – The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020. The votes were cast as follows:

For	Against	Abstain
52,884,567	545,262	33,350

Proposal 3 – The Company’s shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tabular and narrative disclosure included in the Proxy Statement for the 2020 Annual Meeting. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
49,725,246	630,295	100,566	3,007,072

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSON CORPORATION

Date: February 27, 2020	By:	/s/ Gina A. Beredo
Gina A. Beredo
Executive Vice President, General Counsel & Secretary